Exhibit 99.1



                                 MedQuist Inc.
                             Five Greentree Centre
                                   Suite 311
                           Marlton, New Jersey 08053

          This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints John M. Suender and John R. Emery or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of MedQuist Inc. held of record by the undersigned on October 29, 1998, at the special meeting of shareholders to be held on December 10, 1998 or any adjournments thereof.

                         Please sign on the reverse side

Please mark your
Votes as in this example         [X]


1. Proposal to approve (i) the Agreement and Plan of Merger and (ii) the Merger, all as described in the accompanying Joint Proxy
         Statement/Prospectus.

                           For              Against     Abstain
                           [ ]                [ ]          [ ]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposal 1.

         Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

         The undersigned hereby acknowledges receipt of MedQuist's Joint Proxy Statement/Prospectus.


SIGNATURE(S)                                DATE
            ---------------------------          ------------------------------
SIGNATURE
IF HELD JOINTLY                             DATE
            ---------------------------          ------------------------------


NOTE: Please sign name exactly as it appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.